Exhibit 99.2
Forward Looking Statements This presentation may contain statements about future events and Regency Energy Partners LP's ("Regency Energy Partners", "Regency" or the "Partnership") outlook and expectations, which are forward-looking statements. Although Regency believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Regency's business prospects and performance, causing actual results to differ from those discussed during this presentation. Any forward-looking statements made are subject to all of the risks and uncertainties, many of which are beyond management's control, involved in gathering, processing, marketing and transportation of natural gas and natural gas liquids, or NGLs. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Regency's actual results and plans could differ materially from those expressed in any forward-looking statements. These risks and uncertainties are discussed in more detail in Regency's filings with the Securities and Exchange Commission, copies of which are available to the public. The Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events. Regulation G This document may include certain non-GAAP financial measures as defined under SEC Regulation G. In such an event, a reconciliation of those measures to the most directly comparable GAAP measures is included in this presentation.

Regency Energy Partners Overview

First Quarter Highlights Improved volumes and segment margins in both business segments Acquired Pueblo Midstream Gas Corporation for $55 million Extends our natural gas presence and consolidates our position in sour gas treating in South Texas Completed $29 million of organic growth projects In East Texas, rebuilt and activated the nitrogen recovery unit In South Texas, the LaSalle project and the Tilden electrification project are both in-service Continue to focus on growing the business and distributions to unitholders

First Quarter Highlights Improved volumes and segment margins in both business segments Acquired Pueblo Midstream Gas Corporation for $54 million1 Extends our natural gas presence and consolidates our position in sour gas treating in South Texas Spent $33 million of organic growth projects In East Texas, rebuilt and activated the nitrogen recovery unit In South Texas, the LaSalle project and the Tilden electrification project are both in-service Continue to focus on growing the business and distributions to unitholders 1 Excludes $6.3 million of liabilities

Consolidated Operating Results

Consolidated Operating Results

Gathering and Processing Segment

Transportation Segment

Non-GAAP Reconciliations

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation